SEVENTH AMENDMENT TO INDUSTRIAL LEASE

10400 Trademark Street, Rancho Cucamonga, CA 91730

The terms of that industrial lease dated March 18, 1991 originally between Rancho Cucamonga Business Park as Lessor and U.S. Alcohol Testing of America as Lessee and subsequently by and between Substance Abuse Technologies, Inc. (formerly U.S. Alcohol Testing of America) as Lessee and The Realty Trust (TRT) as Lessor is amended as follows:

Substance Abuse Technologies (SAT) previously rejected the then existing lease under authority of bankruptcy proceedings.

U.S. Drug Testing, Inc. (USDT), formerly a subsidiary of Substance Abuse Technologies, continued occupancy of the premises at 10400 Trademark Street under the terms of the FOURTH AMENDMENT TO INDUSTRIAL LEASE executed by the parties in November 1997. U.S. Drug Testing, Inc. changed its name to LIFEPOINT, INC. and executed the FIFTH AMENDMENT TO INDUSTRIAL LEASE in August 1998 the term of which was to expire on March 31, 2000. The SIXTH AMENDMENT TO INDUSTRIAL LEASE extended the lease to March 31, 2002.

The SEVENTH AMENDMENT TO INDUSTRIAL LEASE immediately extends the lease until June 30, 2004 followed by options to extend the lease for three additional periods. The rental schedule and option periods are as follows:

RENT SCHEDULE:

January 1, 2001 through March 31, 2002 $6000.00 per month.

April 1, 2002 through June 30, 2004 $6200.00 per month.

July 1, 2004 through April 30, 2005 $6200.00 per month.

May 1, 2005 through April 30, 2007 $6450.00 per month.

May 1, 2007 through April 30, 2009 $6700.00 per month.

OPTION SCHEDULE:

FIRST OPTION PERIOD:

July 1, 2004 through April 30, 2005 $6200.00 per month

LifePoint may extend this lease for the First option period by notice in writing given at least 90 days before the lease termination date of June 30, 2004.

SECOND OPTION PERIOD:

May 1, 2005 through April 30, 2007 $6450.00 per month

LifePoint may extend this lease for the Second option period by notice in writing given at least 90 days before the lease termination date of April 30, 2005.

THIRD OPTION PERIOD:

May 1, 2007 through April 30, 2009 $6700.00 per month

LifePoint may extend this lease for the Third option period by notice in writing given at least 90 days before the lease termination date of April 30, 2007.

The terms and conditions of the original lease dated March 18, 1991 and its addendum and amendments shall remain in full force and effect except that LIFEPOINT shall occupy only the premises at 10400 Trademark Street and shall pay only 1/2 of the total real estate taxes, insurance, landscaping and exterior maintenance changes levied against the entire building.

This Seventh Amendment is executed in two (2) originals. One original shall be held by the Lessor, The Realty Trust, and one original shall be held by the Lessee, LIFEPOINT, Inc.

Dated: 12/18/00 Dated: 12/11/2000

LIFEPOINT, INC. THE REALTY TRUST

By: //Linda H. Masterson By: //Simi Dabah

President Trustee